U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): June 30, 2006

HIENERGY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0 - 32093	91-2022980
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Identification No.)

1601-B ALTON PARKWAY, UNIT B IRVINE, CALIFORNIA	92606
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 757-0855

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HiEnergy Technologies, Inc. (“we”, “us” or the “Company”) files this report on Form 8-K to report the following:

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2006, we entered into a Series B Convertible Preferred Stock Purchase Agreement (the “Agreement”) with select accredited investors (the “Investors”) for the sale of Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Shares”) and Series B-1 Warrants and Series B-2 Warrants (collectively, the “Warrants”). As of July 7, 2006, Investors subscribed a total of $2,136,403 of the offering, and we have issued 213.6 of Series B Preferred Shares, Series B-1 Warrants for the purchase of up to 2,136,403 shares of our common stock and Series B-2 Warrants for the purchase of up to 1,424,269 shares of our common stock. Less commission and financing expenses, and including the automatic exchange of certain outstanding convertible notes payable plus accrued interest in the amount of $552,653, we have received a total of $1,341,483.16 in net proceeds.

The sale of our Series B Preferred Shares and Warrants is a part of an offering to sell up to $5,000,000 of our Series B Preferred Shares and Warrants to accredited investors only. The Series B Preferred Shares and Warrants have been offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 (the “Securities Act”) and Rule 506 of Regulation promulgated under the Securities Act, as amended. Each of the Investors is an accredited investor as defined in Rule 501 of Regulation D. Two of the Investors, William A. Nitze and David R. Baker, are directors of the Company.

The Series B Preferred Shares are convertible into shares of our common stock at $0.30 per share (the “Conversion Price”). The Conversion Price is subject to downward adjustments if the event we issue or sell more common stock, however we are not required to make any adjustment to the Conversion Price upon (i) issuances of any additional shares of our common stock and warrants therefore in connection with a merger, acquisition or consolidation, (ii) issuances of additional shares of our common stock pursuant to a bona fide firm underwritten public offering of our securities, (iii) any issuances of warrants to purchase shares of our common stock issued pursuant to the Agreement, (iv) issuances of securities pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date hereof or issued pursuant to the Agreement, (v) issuances of warrants to the placement agent for the transactions contemplated by the Agreement or in connection with other financial services rendered to us, (vi) the payments of any dividends on the Series B Preferred Stock, (vii) issuances of additional shares of our common stock in connection with license agreements, joint ventures and other strategic partnering arrangements so long as such issuances are not for the primary purpose of raising capital, and (viii) issuances of our common stock or the issuance or grants of options to purchase our common stock pursuant to the Company’s stock option plans and employee stock purchase plans outstanding on the date hereof.

The Series B Preferred Shares have a liquidation preference of $10,000 per share. The Series B Holders are entitled to receive, out of any assets at the time legally available thereof and as declared by the Board of Directors, dividends at the rate of 8% per share per annum until January 1, 2007, at which time this rate will increase to 10%. If we have an effective registration statement for the sale of the common shares to be received in conversion of the Series B Preferred Shares and the closing bid price of the common stock exceeds $1.00 for a period of 20 consecutive trading days, the Series B Preferred Shares will automatically convert into shares of our common stock.

The Series B-1 Warrants and Series B-2 Warrants are exercisable until June 30, 2011 and have exercise prices of $0.45 and $0.60, respectively the “Warrant Prices”). The Warrants provide the Investors with ratchet rights, whereby the exercise price of the Warrants will be reduced to equal the price of any new shares (or common share equivalents) sold below the Warrant Prices. Further, commencing one (1) year following the date of issuance, if (i) the traded market price of our shares of common stock is greater than the Warrant Price and (ii) a registration statement under the Securities Act provided for the resale of the shares underlying the Warrants is not then in effect, the Investors may exercise the Warrants by cashless exercise.

Until approximately December 31, 2007, the Investors have a right of first refusal to participate in certain subsequent financings of the Company. This right of first refusal is not triggered by issuances of shares of our common stock  in connection with mergers, strategic partnering arrangements, or in bona fide firm underwritten public offerings of our securities.

In connection with this Agreement, on June 30, 2006, we also entered into a Registration Rights Agreement with the Investors. Under the Registration Rights Agreement, we have committed to file, within 45 days following the closing date, a “resale” registration statement covering all the shares of our common stock issuable upon conversion of the Series B Preferred Shares and any dividends payable thereon and the shares of common stock issuable upon exercise of Warrants and use its best efforts to have the registration statement declared effective within 120 days following the closing date. If we fail to register all shares issuable pursuant to this transaction within the required time, the Company must pay the Investors 2.0% for the first calendar month and 1.0% per calendar month thereafter (and not exceed 10%) of the Investor’s initial investment in the Preferred Stock until cured.

Under the Agreement, we are initially required to reserve a number of shares of our common stock sufficient to effect the conversion of all the Series B Preferred Shares and exercise of the outstanding Warrants. However, the Agreement requires the Company to obtain shareholder approval by August 31, 2006 for the filing of an amendment to our Certificate of Incorporation to increase the number of our authorized shares of common stock sufficient for us to reserve a number of shares of our common stock equal to 120% of the number of shares necessary to effect the conversion of the Series B Preferred Shares and the exercise of the Warrants.

The Investors have contractually agreed to restrict their ability to convert the Series B Preferred Shares and exercise the Warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the our then issued and outstanding shares of common stock.

Burnham Hill Partners, a division Pali Capital, Inc. (“BHP”) acted as our placement agent in connection with the transaction described above. A cash fee equal to $187,267 was paid to BHP. Further, BHP and its registered assigns were issued four year warrants equal to 10% of the shares of our common stock issuable upon conversion of the Series B Preferred Shares placed through its efforts.

Item 3.02 Unregistered Sale of Equity Securities.

The discussion under Item 1.01 is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

On June 30, 2006, we filed a Certificate of Designation of the Relative Rights and Preference of the Series B Convertible Preferred Stock with the Delaware Department of State designating 600 shares of the Company’s preferred stock as Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Shares”). The Series B Preferred Shares have the same rank as our Series A Convertible Preferred Stock and rank senior to our common stock, but are subordinate to and rank junior to our current and future indebtedness.

The discussion under Item 1.01 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The discussions under Items 1.01 and 3.03 are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Preferred Stock of HiEnergy Technologies, Inc.

4.2	Form of Series B-1 Warrant

4.3	Form of Series B-2 Warrant

10.1	Form of the Series B Convertible Preferred Stock Purchase Agreement.

10.2	Form of the Registration Rights Agreement.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIENERGY TECHNOLOGIES, INC.

Date: July 7, 2006	By:	/s/ Roger W.A. Spillmann
Name: Roger W.A. Spillmann,
Title: President & CEO